EXHIBIT 10.4

NOTE: This Agreement has been originally executed in Korean. The English version is provided for reference and convenience only. In the event of any discrepancy or conflict between the Korean and English versions, the Korean version shall prevail.

Service Sharing and Support Agreement

This Service Sharing and Support Agreement (the “Agreement”) is entered into by and between ROKIT HEALTHCARE Inc. (hereinafter referred to as “Party A”) and ROKIT America, Inc. (hereinafter referred to as “Party B”), as follows:

Article 1 (Purpose)

The purpose of this Agreement is to set forth the fundamental matters concerning the sharing and support of services related to business functions commonly utilized by both Party A and Party B (finance, legal, human resources management, and IT management), in order to enhance operational efficiency between the Parties, and to prevent potential disputes and maintain a smooth relationship by faithfully performing the provisions hereof.

Article 2 (Scope of Service Sharing and Support)

Party A shall share and support services with Party B as follows:

①	Finance management (account settlement, establishment/maintenance of accounting policies, financial reporting, support for financial operations of domestic and overseas projects, etc.)
②	Legal management (contract review, review of laws related to domestic and overseas projects, compliance support, etc.)
③	Human resources management (HR planning, recruitment, training opportunities and operations, HR evaluation, etc.)
④	Business management (product development and inventory management, sales channel development and management, etc.)
⑤	Marketing management (product marketing, establishment and execution of advertising strategies, analysis of marketing effectiveness, etc.)

Article 3 (Payment Method)

Party A shall issue invoices on a monthly basis for the costs related to the service support provided under Article 2, and Party B shall make payment within thirty (30) days from the invoice issuance date. The exchange rate applied to the invoice shall be the monthly average base exchange rate published by the Seoul Foreign Exchange Brokerage.

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[Monthly Service Sharing and Support Costs]

Category	Support Ratio [0- 1]	Job Title	Number of Personnel	Annual Cost = Support Ratio x Annual Labor Cost	Monthly Cost (KRW, million)
Representative	0.20	CEO	1	90.0	7.5
Finance	0.20	Business Leader (BL)	1	16.0	1.3
	0.15	Manager (M)	1	5.3	0.4
Legal	0.05	Principal Director (PD)	1	4.0	0.3
Business Development (BD)	0.70	President	1	119.0	9.9
	0.50	BL	1	40.0	3.3
	1.00	BL	1	80.0	6.7
	0.70	M	1	24.5	2.0
	0.40	M	1	14.0	1.2
Marketing	0.10	PD	1	15.0	1.3
	0.10	BL	1	8.0	0.7
	0.20	BL	1	16.0	1.3
Total	4.30			431.8	36.0

[Basis for Annual Labor Costs]

Job Title	Annual Labor Cost (KRW, million)
CEO	450
President	170
PD	150
BL	80
PM	50
M	35

Article 4 (Term of Agreement)

The term of this Agreement shall be one (1) year from the date of execution. Unless either Party provides written notice of its intention to terminate the Agreement at least one (1) month prior to expiration, this Agreement shall continue in force.

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Article 5 (Supplementation of Agreement)

Any supplementation required for the detailed implementation of this Agreement shall be determined by mutual consultation between Party A and Party B.

Article 6 (Dispute Resolution)

1.

Any matters not stipulated herein, or any disputes arising between Party A and Party B in relation to this Agreement, shall be resolved by mutual consultation and agreement between the Parties. If no agreement can be reached, the matter shall be resolved in accordance with general commercial practices and applicable laws.

2.

If the dispute remains unresolved pursuant to Paragraph 1 above, any legal disputes related to this Agreement shall be submitted to the ordinary civil courts, and the competent court of jurisdiction shall be the Seoul Central District Court in the Republic of Korea.

In witness whereof, this Agreement has been executed in two (2) originals, each duly signed and sealed by the Parties, with each Party retaining one (1) copy.

January 2, 2023

“Party A”	“Party B”

ROKIT HEALTHCARE Inc.	ROKIT America, Inc.

12F, 9, Digital-ro 10-gil,Geumcheon-gu, Seoul, Korea	3580 Wilshire Blvd, #900-27, Los Angeles, CA 90010, USA

Seok Hwan You, CEO (Sealed)	Seok Hwan You, CEO (Sealed)

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서비스 공유 및 지원 계약서

㈜로킷헬스케어 (이하 "갑"이라 한다)와 ROKIT America, Inc. (이하 "을"이라 한다)는 상호간에 다음과 같이 서비스 공유 및 지원 계약을 체결한다.

제1조 (목적)

본 계약의 목적은 "갑"과 "을"간의 업무의 효율화를 위해 공통적으로 활용하는 업무 (재무, 법무, 인사 관리, IT 관리)와 관련한 서비스를 공유하고 지원함에 있어서 기본적인 사항을 규정하고 하기 조항을 성실히 이행함으로써 잠재적인 분쟁가능성을 제거하고 원활한 관계를 유지함을 목적으로 한다.

제2조 (서비스 공유 및 지원 대상)

"갑"은 아래와 같이 "을"과 서비스를 공유하고 지원한다.

① 재무관리 (회계결산, 회계정책 수립/유지, 재무보고, 국내외 프로젝트 재무업무 지원 등)
② 법무관리 (계약서 검토, 국내외 프로젝트 관련 법령의 검토, 준법 지원 등)
③ 인사관리 (인사기획, 채용, 교육기회 및 운영, 인사 평가 등)
④ 영업관리 (상품 개발 및 재고 관리, 영업채널 개발 및 관리 등)
⑤ 마케팅관리 (상품 마케팅, 광고 전략 수립 및 실행, 마케팅 효과 분석 등)

제 3조 (지급 방법)

"갑"은 본 계약 제2조에 해당되는 서비스 지원에 대한 비용(아래 표 참고)을 월 기준으로 인보이스를 발행하고, "을"은 인보이스 발행일로부터 30일이내에 대금을 지급한다
인보이스에 적용되는 환율은, 서울외국환중개소의 월평균매매기준율을 적용한다.

[서비스 공유 및 지원 계약에 따른 월비용 산정액]

구분	지원정도 [단위: 0~1)	투입등급	인원수	연간 비용 =지원정도 X 등급인건비	월비용 (단위: 백만)
대표	0.20	Director	(1)	90.0	7.5
재무	0.20	BL	(1)	16.0	1.3
	0.15	M	(1)	5.3	0.4
법무	0.05	PD	(1)	4.0	0.3
BD	0.70	President	(1)	119.0	9.9
	0.50	BL	(1)	40.0	3.3
	1.00	BL	(1)	80.0	6.7
	0.70	M	(1)	24.5	2.0
	0.40	M	(1)	14.0	1.2
마케팅	0.1	PD	(1)	15.0	1.3
	0.1	BL	(1)	8.0	0.7
	0.2	BL	(1)	16.0	1.3
합계	**4.30**			**431.8**	**36.0**

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[등급별 용역비 산정 근거]

등급	연간 인건비 (단위: 백만)
Director	450
President	170
PD	150
BL	80
PM	50
M	35

제4조 (계약기간)

본 계약기간은 계약 체결일로부터 1년으로 한다. "갑" 또는 "을"이 상대방에게 서면에 의한 계약해지의 의사표시를 계약만료 1개월 전까지 하지 아니하면 본 계약은 계속 유지되는 것으로 한다.

제5조 (계약서의 보완)

본 계약서의 세부적인 이행사항에 관하여 내용 보완이 필요한 경우 "갑," "을"은 상호 협의하여 결정한다.

제6조 (분쟁해결)

1. 본 계약에서 정하지 아니한 사항 또는 이 계약의 내용에 대하여 "갑"과 "을" 간 분쟁이 발생한 경우 "갑"과 "을"의 합의된 의사에 따른다. "갑"과 "을"사이에 계약 해석과 관련한 합의가 이루어지지 않은 경우 일반 상관례 및 관련 법령에 따른다.

2. 제1항에 의해서 이 계약과 관련한 분쟁이 해결되지 아니한 경우에는 본 계약에 관한 분쟁의 해결은 통상의 민사재판에 의하며, 관할은 서울중앙지방법원으로 한다.

이상의 계약 내용을 증명하기 위하여 계약서 2통을 작성하고 "갑"과 "을"이 서명날인 한 후 각자 1통씩 보관한다.

2023년 1 월 2 일

"갑"

㈜로킷헬스케어
서울시 금천구 디지털로10길9, 12층
(가산동, 하이힐빌딩)
대표이사: 유 석 환 (인)

"을"

ROKIT America, Inc.
3580 Wilshire Blvd, #900-27 Los Angeles, CA 90010, USA
Director: 유 석 환 (인)

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